                                                                    Exhibit 99.1

For Immediate Release
---------------------

January 12, 2005

                     SUNTRUST UPDATES STATUS OF SEC INQUIRY

ATLANTA - As previously announced, SunTrust Banks, Inc. (NYSE: STI) received notice in October 2004 that the staff of the Securities and Exchange Commission
(SEC) was conducting an informal inquiry into matters concerning SunTrust's restatement of its financial statements for the first and second quarters of fiscal 2004 and related matters. Today, SunTrust announced that, in connection with that inquiry, the SEC has issued a formal order of investigation and that the SEC staff has issued subpoenas seeking documents related to SunTrust's allowance for loan losses and related matters. SunTrust intends to continue to cooperate with the SEC.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation's largest commercial banking organizations. The company operates an extensive distribution network primarily in Florida, Georgia, Maryland, North Carolina, South Carolina,
Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries, the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust's Internet address is http://www.suntrust.com.

The information provided herein may contain forward looking statements.
Statements that are not historical facts, including statements about SunTrust's beliefs and expectations, are forward-looking statements. These statements are based on beliefs and assumptions by SunTrust's management, and on information currently available to such management. The forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934. Forward-looking statements include statements preceded by, followed by or that include the words "intends," "believes," "expects," "anticipates," "plans,"
"estimates," or similar expressions or future conditional verbs such as "will,"
"should," "would," and "could." Forward-looking statements speak only as of the date they are made, and SunTrust undertakes no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. Management cautions that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of such factors include, but are not limited to, the results of the investigation by the SEC, as described above. For a more thorough discussion of factors that could impact actual results, see the "A Warning About Forward-Looking Information" section of
SunTrust's 2003 annual report filed on Form 10-K with the SEC. For further information regarding SunTrust, please read the SunTrust reports filed with the
SEC and available at http://www.sec.gov.